UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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WD-40 COMPANY

(Name of Registrant as Specified In Its Charter)

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WD-40 COMPANY

1061 Cudahy Place

San Diego, California 92110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The 2006 Annual Meeting of Stockholders will be held at the Mission Valley Hilton Hotel, 901 Camino del Rio South, San Diego, California 92108, on Tuesday, December 12, 2006, at 2:00 p.m. for the following purposes:

1.	To elect a Board of Directors for the ensuing year and until their successors are elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2007; and

3.	To consider and act upon such other business as may properly come before the meeting.

Only the stockholders of record at the close of business on October 17, 2006 are entitled to vote at the meeting.

By Order of the Board of Directors

Maria M. Mitchell

Secretary

San Diego, California

November 6, 2006

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of WD-40 Company for use at its Annual Meeting of Stockholders to be held on December 12, 2006, and at any postponements or adjournments thereof. This Proxy Statement and enclosed form of Proxy are first sent to stockholders on or about November 06, 2006.

At the meeting, the stockholders of WD-40 Company will vote to elect the Board of Directors for the ensuing year and to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. Detailed information concerning these matters is set forth below. Management knows of no other business to come before the meeting.

The close of business on October 17, 2006 is the record date for stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders of WD-40 Company. On October 17, 2006, WD-40 Company had outstanding 17,021,909 shares of $.001 par value common stock. Stockholders of record entitled to vote at the meeting will have one vote for each share so held on the matters to be voted upon. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum.

If the enclosed form of Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. Except as described herein with respect to broker non-votes, if no specification is made, the shares will be voted by the proxy holder as set forth on the Proxy. A Proxy may be revoked by attendance at the meeting or by filing a Proxy bearing a later date with the Secretary of the Company.

The cost of soliciting proxies will be borne by the Company. Solicitations other than by mail may be made by telephone or in person by employees of the Company for which the expense will be nominal.

PRINCIPAL SECURITY HOLDERS

The following table sets forth information concerning those persons known to the Company to be the beneficial owners of more than 5% of the common stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership October 17, 2006		Percent of Class
Allianz Global Investors Managed Accounts LLC	1,516,193	[1]	8.9%
680 Newport Center Dr. Suite 250
Newport Beach, CA 92660

Capital Research and Management Company	926,000	[2]	5.4%
333 South Hope Street, 55th Floor
Los Angeles, CA 90071

Mario L. Crivello	907,488	[3]	5.3%
San Diego, California

[1]	On February 14, 2006, Allianz Global Investors Managed Accounts LLC, an institutional investment adviser, filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership, shared voting power and shared dispositive power of 865,100 shares. A breakdown of the shared voting power is unavailable. As of June 30, 2006, Allianz filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 1,516,193 shares. A current breakdown of the investment company holdings is not provided in the Form 13F report. Beneficial ownership information as of October 17, 2006 is unavailable.

[2]	On February 6, 2006, Capital Research and Management Company (“CRMC”), an institutional investment adviser, Capital Income Builder, Inc. (“CIB”), an investment company, and SMALLCAP World Fund, Inc. (SWF), an investment company, filed a joint statement on Form 13G/A with the Securities and Exchange Commission to report beneficial ownership of the Company’s common stock as of December 31, 2005. At that time, CRMC had sole dispositive power and sole voting power over all 1,562,650 shares reported, CIB had sole voting power and no investment power over 636,650 shares, and SWF had no voting power and no investment power over 900,000 shares. CRMC has disclaimed beneficial ownership pursuant to Rule 13d-4 under the Securities Exchange Act of 1934. As of June 30, 2006 CRMC filed a report on Form 13F with the Securities and Exchange Commission to report beneficial ownership of 926,000 shares. A current breakdown of the investment company holdings is not provided in the Form 13F report. Beneficial ownership information as of October 17, 2006 is unavailable.

[3]	Mr. Crivello has sole voting and investment power over 779,768 shares held in trust for the benefit of others. He also has sole voting and investment power over 14,780 shares held as custodian for others and 100,940 shares held directly. Mr. Crivello also has the right to acquire 12,000 shares upon exercise of stock options.

ITEM NO. 1

NOMINEES FOR ELECTION AS DIRECTORS

AND SECURITY OWNERSHIP OF MANAGEMENT

Unless marked to the contrary, the Proxies received will be voted for the election of the ten nominees named below to serve as Directors until the next Annual Meeting of Stockholders and until their successors are elected or appointed. In the event any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, any proxy granted to vote for such Director will be voted for a nominee designated by the present Board of Directors to fill such vacancy.

The nominees for election to the Board of Directors who receive a plurality the votes cast for the election of Directors by the shares present, in person or by proxy, shall be elected as Directors. Holders of common stock are not entitled to cumulate their votes in the election of Directors. Withheld votes and broker non-votes (which are treated as “withheld” votes) are not counted as votes in favor of any nominee. Since the nominees receiving the most votes will be elected as Directors, withheld votes and broker non-votes will have no effect upon the outcome of the election.

Article III, Section 2 of the Bylaws of the Company, approved by stockholders on December 14, 1999, provides that the authorized number of Directors of the Company shall be not less than nine nor more than twelve until changed by amendment of the Certificate of Incorporation or by a bylaw duly adopted by the stockholders. The exact number of Directors is to be fixed from time to time by a bylaw or amendment thereof duly adopted by the stockholders or by the Board of Directors. The number of directors was fixed at ten by resolution of the Board of Directors adopted on November 3, 2005.

Director Independence

The Board of Directors has determined that each director nominee other than Garry O. Ridge is an independent director as defined in Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, Inc. (the “Nasdaq Rules”.)

Security Ownership of Directors and Executive Officers

The following table sets forth certain information, including beneficial ownership of the Company’s common stock, for the ten nominees, for the executive officers named in the Summary Compensation Table on Page 13, and for all Directors and executive officers as a group.

				Amount and Nature of Beneficial Ownership October 17, 2006[1]
Director Nominee	Age	Principal Occupation	Director Since	Number		Percent of Class
John C. Adams, Jr.	58	Investor; Retired Chairman and CEO, AutoZone, Inc.	2001	16,726	[2]	*
Giles H. Bateman	61	Investor	2003	11,136	[3]	*
Peter D. Bewley	60	Investor, Retired General Counsel, The Clorox Company	2005	7,873	[4]	*
Richard A. Collato	63	President & CEO, YMCA of San Diego County	2003	12,864	[3]	*
Mario L. Crivello	66	Investor	1994	907,488	[2,5]	5.3%
Linda A. Lang	48	Chairman & CEO, Jack in the Box, Inc.	2004	10,534	[6]
Gary L. Luick	66	Principal, PointeBreak Solutions, Inc.	2000	13,759	[2]	*
Kenneth E. Olson	70	Investor; Former Chairman and CEO, Proxima Corporation	2000	16,976	[2]	*
Garry O. Ridge	50	President and CEO, WD-40 Company	1997	181,960	[7]	1.1%
Neal E. Schmale	60	Chairman of the Board, WD-40 Company; President and COO, Sempra Energy	2001	16,726	[2]	*

*	Less than one (1) percent

[1]	All shares owned directly unless otherwise indicated.

[2]	Mr. Adams, Mr. Crivello, Mr. Luick, Mr. Olson and Mr. Schmale each have the right to acquire 12,000 shares upon exercise of stock options.

[3]	Mr. Bateman and Mr. Collato each have the right to acquire 10,000 shares upon the exercise of stock options.

[4]	Mr. Bewley has the right to acquire 6,000 shares upon the exercise of stock options.

[5]	Mr. Crivello has sole voting and investment power over 779,768 shares held in trust for the benefit of others. He also has sole voting and investment power over 14,780 shares held as custodian for others and 100,940 shares held directly.

[6]	Ms. Lang has the right to acquire 8,000 shares upon the exercise of stock options.

[7]	Mr. Ridge has the right to acquire 172,000 shares upon exercise of stock options. Mr. Ridge has voting and investment power over 962 shares held under the Company’s 401(k) plan.

				Amount and Nature of Beneficial Ownership October 17, 2006[1]
Executive Officer	Age	Principal Occupation	Director Since	Determined as of record date Number		Percent of Class
Michael L. Freeman	52	Division President, the Americas, WD-40 Company	N/A	76,518	[2]	*
Michael J. Irwin	43	Executive Vice President, Chief Financial Officer and Treasurer, WD-40 Company	N/A	89,874	[3]	*
Graham P. Milner	51	Executive Vice President, Global Development, Chief Branding Officer, WD-40 Company	N/A	94,588	[4]	*
William B. Noble	47	Managing Director Europe, WD-40 Company Ltd. (U.K.)	N/A	71,300	[5]	*
All Directors and Executive Officers as a Group				1,528,322	[6]	8.7%

*	Less than one (1) percent.

[1]	All shares owned directly unless otherwise indicated.

[2]	Mr. Freeman has the right to acquire 66,000 shares upon exercise of stock options. Mr. Freeman has voting and investment power over 1762 shares held under the Company’s 401(k) plan.

[3]	Mr. Irwin has the right to acquire 84,804 shares upon exercise of stock options. Mr. Irwin has voting and investment power over 670 shares held under the Company’s 401(k) plan.

[4]	Mr. Milner has the right to acquire 86,200 shares upon exercise of stock options. Mr. Milner has voting and investment power over 1324 shares held under the Company’s 401(k) plan.

[5]	Mr. Noble has the right to acquire 70,100 shares upon exercise of stock options.

[6]	Total includes the rights of directors and executive officers to acquire 573,104 shares upon exercise of stock options and 4,718 shares held by executive officers under the Company’s 401(k) plan.

Nominees for Election as Directors

John C. Adams, Jr. was elected to the Board of Directors in 2001. Mr. Adams served as President and Chief Executive Officer of AutoZone, Inc. from 1996 until 1998, then serving as Chairman and Chief Executive Officer until his retirement in 2001. He previously served as President of the Miami division of Malone & Hyde, Inc., AutoZone’s former parent company from 1984 until 1990. Mr. Adams was an owner of Nicotiana Enterprises, Inc., a food distribution company, from 1990 until 1995.

Giles H. Bateman was elected to the Board of Directors in 2003. Mr. Bateman was a co-founder and Chief Financial Officer of Price Club from 1976 until 1991. Mr. Bateman served as director and chairman of CompUSA, Inc. from 1994 until 2000. Mr. Bateman is a director of Tuesday Morning, Inc, Lifetime Fitness Inc., and United PanAm Finance Corp.

Peter D. Bewley was appointed to the Board of Directors on June 28, 2005. Mr. Bewley was the Senior Vice President–General Counsel & Secretary of The Clorox Company from 1998 to 2005.

Richard A. Collato was elected to the Board of Directors in 2003. Mr. Collato is President & CEO of the YMCA of San Diego County. Mr. Collato is a director of Sempra Energy and Surge Global Energy.

Mario L. Crivello was elected to the Board of Directors in 1994. Mr. Crivello is retired, having been the managing owner and master of Tuna Purse Seiners.

Linda A. Lang was elected to the Board of Directors in 2004. Ms. Lang has served as director, President and Chief Operating Officer of Jack in the Box, Inc. since 2003. Ms. Lang was elected Chairman of the Board & Chief Executive Officer of Jack in the Box, Inc. as of October 2, 2005. Over the past 16 years, Ms. Lang has held the offices of Executive Vice President, Senior Vice President Marketing, Vice President and Regional Vice President, Southern California Region, Vice President Marketing and Vice President of Products, Promotions and Consumer Research at Jack in the Box, Inc.

Gary L. Luick was elected to the Board of Directors in 2000. Mr. Luick is a Principal with PointeBreak Solutions, Inc., a provider of business transaction advisory services. Mr. Luick was the President and CEO of Clickgarden, Inc., an internet software company, from 2000 to 2001. He retired in 1988 from Allied Signal as Director — Corporate Development. From 1989 through 1996 he served as President and CEO of GTI Corp., a networking products company, and he was President and CEO of Coded Communications, a wireless networking company, from 1997 to 1998.

Kenneth E. Olson was elected to the Board of Directors in 2000. Mr. Olson served as Chairman and CEO of Proxima Corporation, a digital imaging products company, from 1990 to 1998. He is a director of Digirad Corporation.

Garry O. Ridge joined WD-40 Company in 1987 as Managing Director, WD-40 Company (Australia) Pty. Limited and he was responsible for Company operations throughout the Pacific and Asia. Mr. Ridge transferred to the corporate office in 1994 as Director International Operations and was elected Vice President — International in 1995. He was elected to the position of Executive Vice President/Chief Operating Officer in 1996 and he was named President and Chief Executive Officer in 1997. He was also elected to the Board of Directors in 1997. Prior to joining WD-40 Company Mr. Ridge was Managing Director of Mermax Pacific Pty. Ltd. and held a number of senior management positions with Hawker Pacific Pty. Ltd. (a Hawker Siddeley PLC Group Company) which was a licensee for WD-40 until 1988.

Neal E. Schmale was elected to the Board of Directors in 2001. Mr. Schmale was named Chairman of the Board in 2004. Mr. Schmale has served as President and COO of Sempra Energy since January 2006. Previously, he was Executive Vice President and CFO of Sempra Energy from 1998 through 2005. Mr. Schmale is a director of Sempra Energy and Murphy Oil Corporation.

Board of Directors Meetings, Compensation and Committees

The Board of Directors is charged by the shareholders with managing the business affairs and exercising the corporate power of the Company. The Board of Directors relies on the following standing committees to assist in carrying out the Board of Directors’ responsibilities: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Finance Committee. Each of the committees has a written charter approved by the Board of Directors and such charters are available on WD-40 Company’s Investor Relations web site at www.wd40.com under the “Officers & Directors” section. There were four scheduled meetings of the Board of Directors during the last fiscal year. All directors serving for the full fiscal year attended at least 75 percent of the aggregate of the total number of meetings of the Board and of all committees on which the director served.

Board of Directors Compensation

Effective as of the annual meeting of stockholders, each non-employee director will be entitled to receive an annual fee of $32,000 for services provided from the date of the Company’s annual meeting to the next annual meeting. For the current year, the annual fee was $30,000. The annual fee is payable in March. The Chairman of the Board receives an additional annual fee of $14,000. Non-employee directors receive additional cash compensation for service on committees. The Chairman of the Audit Committee receives $16,000 and each other member of the Audit Committee receives $8,000. Each Chairman of the Compensation Committee, the Corporate

Governance Committee and the Finance Committee receives $8,000 and each other member of those committees receives $4,000. For service during the next year, non-employee directors will also receive non-qualified stock options to purchase 3,800 shares of the Company’s common stock. For the current year, the non-employee directors received stock options to purchase 3,500 shares. The options are granted on the date of the Company’s annual meeting pursuant to the Company’s 1990 Incentive Stock Option Plan. The stock options are immediately exercisable with a termination date ten years from the grant date. The exercise price for options granted to the directors is equal to the closing price of the Company’s shares as of the day of the annual meeting.

The Company maintains a Non-Employee Director Restricted Stock Plan providing for the issuance of shares of restricted common stock of the Company to each non-employee member of the Board of Directors. Shares are issued in lieu of cash compensation according to an election to be made by the director prior to November 30th of the year prior to the year of service. A director who holds shares of the Company having a value of at least $50,000 may elect to receive the entire annual director’s fee in cash. Otherwise, directors receive restricted stock in lieu of $5,500 of cash compensation and they may elect to receive restricted stock in lieu of the balance of their annual fee in increments of $5,500. The restricted shares are to be issued in accordance with a director’s election as soon as practicable after the first day of March. The number of shares to be issued is equal to the amount of compensation to be paid in shares divided by 90% of the closing price of the Company’s shares as of the first business day of March.

Restricted shares issued to a director do not become vested for resale for a period of five years or until the director’s retirement from the Board following the director’s 65th birthday. Unless a director has reached age 65, the shares are subject to forfeiture if, during the five year vesting period, the director resigns from service as a director.

The Company maintains a Director Contributions Fund from which each incumbent director has the right, at a specified time each fiscal year, to designate $6,000 in charitable contributions to be made by the Company to properly qualified (under Internal Revenue Code Section 501(c)(3)) charitable organizations.

Stockholder Communications with Board of Directors

Stockholders may send communications to the Board of Directors by submitting a letter addressed to: WD-40 Company, Corporate Secretary, 1061 Cudahy Place, San Diego, CA 92110.

The Board of Directors has instructed the Corporate Secretary to forward such communications to the chairman of the Board of Directors. The Board of Directors has also instructed the Corporate Secretary to review such correspondence and, at the Corporate Secretary’s discretion, to not forward correspondence which is deemed of a commercial or frivolous nature or inappropriate for Board of Director consideration. The Corporate Secretary may also forward the stockholder communication within the Company to another department to facilitate an appropriate response.

Committees

Director	Audit	Compensation	Governance	Finance
John C. Adams, Jr.		Chairman	✓
Giles H. Bateman	Chairman			✓
Peter D. Bewley			Chairman	✓
Richard A. Collato	✓	✓
Mario L. Crivello		✓
Linda A. Lang		✓		Chairman
Gary L. Luick	✓	✓
Kenneth E. Olson	✓		✓
Garry O. Ridge
Neal E. Schmale			✓
Number of Meetings Held in Fiscal Year 2006	5	4	4	3

Corporate Governance Committee

The Corporate Governance Committee is comprised of Peter D. Bewley (Chairman), John C. Adams, Jr., Kenneth E. Olson and Neal E. Schmale. The Corporate Governance Committee also functions as the Company’s nominating committee and is comprised exclusively of independent directors as defined in the Nasdaq Rules. The Corporate Governance Committee met four times during the last fiscal year.

The Corporate Governance Committee acts in conjunction with the Board of Directors to ensure that a regular evaluation is conducted of succession plans, performance, independence, and of the qualifications and integrity of the Board of Directors. The Corporate Governance Committee also reviews the applicable skills and characteristics required of nominees for election as directors. The objective is to balance the composition of the Board of Directors to achieve a combination of individuals of different backgrounds and experiences. In evaluating the suitability of nominees, the Corporate Governance Committee takes into account many factors, including the following: whether the candidate is currently or has recently been an executive officer at a publicly traded company; whether the candidate has substantial background in matters related to the Company’s products or markets, in particular, supply chain management, information technology and marketing; and whether the candidate has substantial international business experience, a substantial financial background or is serving as a director at one or more publicly traded companies.

In determining whether to recommend a director for re-election, the Corporate Governance Committee considers the director’s past attendance at meetings, results of annual evaluations and the director’s participation in and anticipated future contributions to the Board of Directors. A director who will have reached the age of 72 prior to the date of the next annual meeting of stockholders will not be recommended for re-election at that meeting.

The Corporate Governance Committee reviews new Board of Director nominees through a series of internal discussions, reviewing available information, and interviewing selected candidates. Generally, candidates for nomination to the Board of Directors have been suggested by directors or employees. The Company does not currently employ a search firm or third party in connection with seeking or evaluating candidates.

The Corporate Governance Committee will consider director candidates recommended by security holders under the same criteria as other candidates described above. Nominations may be submitted by letter addressed to: WD-40 Company Corporate Governance Committee, Corporate Secretary, 1061 Cudahy Place, San Diego, CA 92110.

Compensation Committee

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of John C. Adams, Jr. (Chairman), Mario L. Crivello, Richard A. Collato, Linda A. Lang and Gary L. Luick all of whom are independent directors as defined under the Nasdaq Rules. The Compensation Committee met four times during the last fiscal year.

The function of the Compensation Committee is to provide guidance to the Board of Directors and oversight for all executive compensation and benefit programs. The Committee provides recommendations for base salary and incentive compensation awards for the CEO and executive officers. The Compensation Committee also serves as the Stock Option Committee with authority to grant options and administer the Company’s Incentive Stock Option Plan. The Compensation Committee Report on Executive Compensation appears on page 17 below.

Audit Committee

The Audit Committee is comprised of Giles H. Bateman (Chairman), Gary L. Luick, Kenneth E. Olson, and Richard A. Collato. Five meetings were held during the last fiscal year to review quarterly financial reports, to consider the annual audit and other audit services and to review the audit with the independent auditors after its completion. The Board of Directors has determined that Mr. Bateman is an “audit committee financial expert” as defined by regulations adopted by the Securities and Exchange Commission. Mr. Bateman and each of the other members of the Audit Committee is an independent director as defined in the Nasdaq Rules. The Audit Committee also has responsibility for the selection, appointment and oversight of independent accountants for the Company. A separate report of the Audit Committee is set forth below.

AUDIT COMMITTEE REPORT

Each year the Board of Directors appoints an Audit Committee to fulfill regulatory requirements and to assist the Board in oversight of the Company’s financial reporting, internal control functions and audit process. Each member of the Audit Committee meets the independence requirements set by the Nasdaq Stock Market.

The responsibilities of the Audit Committee include the selection and appointment of a independent registered public accounting firm to be hired as the Company’s independent accountants. The Audit Committee is also responsible for recommending to the Board that the Company’s consolidated financial statements be included in its annual report on Form 10-K.

With respect to the preparation and audit of the Company’s consolidated financial statements, management is responsible for the preparation of the financial statements; the establishment of accounting and financial reporting principles; the establishment of disclosure controls and procedures; the establishment of internal control over financial reporting; the evaluation of the effectiveness of both disclosure controls and procedures and internal control over financial reporting; and the evaluation of changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, internal control over financial reporting. The Company’s independent registered public accountants are responsible for performing an independent audit of the consolidated financial statements; expressing an opinion as to whether the consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America; and expressing an opinion on both management’s assessment of the effectiveness of internal control over financial reporting and specifically as to the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed the consolidated financial statements of the Company for the fiscal year ended August 31, 2006. The Audit Committee has discussed the preparation of the consolidated financial statements with management and with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, and the Audit Committee has met separately with PricewaterhouseCoopers LLP and with management to discuss issues relating to the preparation and audit of the financial statements.

For the fiscal year ended August 31, 2006, management has completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has been kept apprised of management’s activities in the completion of such work and evaluation and the Audit Committee has provided oversight and advice with respect to the process undertaken by management. The Audit Committee will continue to oversee such work being undertaken by the Company for the fiscal year ending August 31, 2007.

The Audit Committee has taken the following steps in making its recommendation that the Company’s financial statements be included in its annual report on Form 10-K for the fiscal year ended August 31, 2006:

1.	At regularly scheduled meetings of the Audit Committee, management and PricewaterhouseCoopers LLP provided periodic reports as to the work undertaken by the Company to complete the documentation, testing and evaluation of the Company’s system of internal control over financial reporting. Upon completion of such work and upon preparation of the Company’s consolidated financial statements for the year ended August 31, 2006, the Audit Committee reviewed a report provided by management on the effectiveness of the Company’s internal control over financial reporting.

2.	The Audit Committee discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for fiscal year ended August 31, 2006, those matters required to be discussed by Statement on Auditing Standards No. 61 and PCAOB Auditing Standard No. 2, including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

3.	The Audit Committee discussed with PricewaterhouseCoopers LLP its independence and received from PricewaterhouseCoopers LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence.

4.	The Audit Committee reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP, the Company’s audited consolidated balance sheet at August 31, 2006, and consolidated statements of income, cash flows and stockholders’ equity for the fiscal year ended August 31, 2006.

5.	The Audit Committee has reviewed PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm and Management’s Report on Internal Control over Financial Reporting included in the Company’s annual report on Form 10-K.

Based on the reviews and discussions explained above, the Audit Committee recommended to the Board that the Company’s financial statements be included in its annual report on Form 10-K for its fiscal year ended August 31, 2006. PricewaterhouseCoopers LLP has been selected to serve as the Company’s independent auditors for the fiscal year ending August 31, 2007.

Giles H. Bateman (Chairman)

Richard A. Collato

Gary L. Luick

Kenneth E. Olson

Finance Committee

The Finance Committee is comprised of Linda A. Lang (Chairman), Giles H. Bateman and Peter D. Bewley. Three meetings of the Finance Committee were held during the last fiscal year. The Finance Committee is appointed by the Board for the primary purpose of assisting the Board in overseeing financial matters of importance to the company, including matters relating to acquisitions, investment policy, capital structure, and dividend policy. The Finance Committee also reviews the Company’s annual and long-term financial strategies and objectives.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s stock, to file with the Securities Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during the last fiscal year and written representations that no other reports were required, all Section 16(a) requirements were complied with by all persons required to report with respect to the Company’s stock during the last fiscal year.

EXECUTIVE COMPENSATION

The following table shows information for the three (3) fiscal years ended August 31, 2006 concerning the Company’s Chief Executive Officer (“CEO”) and the four most highly compensated executive officers other than the CEO.

Summary Compensation Table1

		Annual Compensation		Long Term Compensation Awards	All Other Compensation[2]
Name and Principal Position	Fiscal Year Ended Aug. 31	Salary ($)	Bonus ($)	Stock Options (#)	($)
Garry O. Ridge	2006	$510,000	$319,400	24,000	$36,100	[3]
President and Chief Executive Officer	2005	484,000	$93,000	12,000	34,700
	2004	484,000	0	30,000	33,900

Michael J. Irwin	2006	$251,000	$94,300	9,000	$36,100	[3]
Executive Vice President and Chief Financial Officer	2005	239,000	27,500	9,000	34,700
	2004	234,400	0	10,000	33,900

Graham P. Milner	2006	$227,100	$87,700	9,000	$36,100	[3]
Executive Vice President, Global Development and Chief Branding Officer	2005	216,200	20,000	8,000	34,700
	2004	212,000	0	10,000	33,900

Michael L. Freeman	2006	$242,600	$93,700	9,000	$36,100	[3]
Division President, the Americas	2005	228,900	20,600	5,000	34,700
	2004	228,900	0	10,000	33,900

William B. Noble[4]	2006	$307,000	$118,200	9,000	$59,600	[5]
Managing Director Europe WD-40 Company (UK) Ltd.	2005	288,700	29,700	10,000	58,000
	2004	269,900	94,200	10,000	54,200

[1]	No information for Other Annual Compensation, Restricted Stock Awards or Long Term Incentive Payouts has been provided because there was no such reportable compensation awarded to, earned by or paid to the individuals named. All compensation amounts have been rounded to the nearest $100.

[2]	“All other Compensation” includes employer contributions to the Company’s qualified retirement plans.

[3]	Includes $32,500 in contributions to the Company’s Profit Sharing/401(k) Plan and $3,600 in matching contributions to the Company’s Profit Sharing/401(k) plan.

[4]	Mr. Noble is employed by the Company’s UK subsidiary. Compensation amounts have been converted to U.S. Dollars at average annual exchange rates for each year.

[5]	Retirement contribution for Mr. Noble under the retirement plan maintained by the Company’s UK subsidiary.

Stock Options

The following table sets forth stock options granted pursuant to the Restated WD-40 Company 1990 Incentive Stock Option Plan during the last fiscal year to each of the Company’s executive officers named in the Summary Compensation Table above.

Option Grants in Last Fiscal Year

Name	Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year 2006[1]	Exercise Price ($/sh)	Expiration Date	Grant Date Value[2]
Garry O. Ridge[3]	24,000	11.14%	$27.27	10/18/2015	$132,960
Michael J. Irwin[4]	9,000	4.18%	$27.27	10/18/2015	$49,860
Graham P. Milner[5]	9,000	4.18%	$27.27	10/18/2015	$49,860
Michael L. Freeman[6]	9,000	4.18%	$27.27	10/18/2015	$49,860
William B. Noble[7]	9,000	4.18%	$27.27	10/18/2015	$49,860

The options may be exercised for cash or in lieu of cash, an option holder may tender shares of the Company’s common stock previously held by the option holder. In permitting the exchange of stock upon exercise of options, the 1990 Incentive Stock Option Plan restricts the exercise of options with previously owned stock to shares held for a minimum of six months.

[1]	The total number of options granted to employees in fiscal year 2006 was 215,500.

[2]	The Grant Date Value of $5.54 per share has been determined as of October 18, 2005 using the Black-Scholes Option Valuation model. The following assumptions were used in determining the value: (i) a dividend yield of 3.23%; (ii) expected volatility of 0.2511; (iii) a 4.77-year risk-free interest rate of 4.32%; and (iv) an expected option term/life of 4.77 years.

[3]	Mr. Ridge’s options are non-qualified stock options with 8,160 shares exercisable on October 18, 2006; 7,920 shares exercisable on October 18, 2007; and 7,920 shares exercisable on October 18, 2008.

[4]	Mr. Irwin’s options are non-qualified stock options with 3,060 shares exercisable October 18, 2006; 2,970 shares exercisable October 18, 2007; and 2,970 shares exercisable October 18, 2008.

[5]	Mr. Milner’s options are non-qualified stock options with 3,060 shares exercisable October 18, 2006; 2,970 shares exercisable October 18, 2007; and 2,970 shares exercisable October 18, 2008.

[6]	Mr. Freeman’s options are non-qualified stock options with 3,060 shares exercisable October 18, 2006; 2,970 shares exercisable October 18,2007; and 2,970 shares exercisable October 18, 2008.

[7]	Mr. Noble’s options are non-qualified stock options with 3,060 shares exercisable October 18, 2006; 2,970 shares exercisable October 18, 2007; and 2,970 shares exercisable October 18, 2008.

The following table sets forth the number of shares acquired on exercise of stock options in the Company’s last fiscal year, the aggregate dollar value realized on exercise of such options and the number and dollar value of unexercised options as of August 31, 2006 for the Company’s executive officers named in the Summary Compensation Table above.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year End Option Values

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Unexercised Options at August 31, 2006 (#)		Value of Unexercised In-The-Money Options at August 31, 2006[1]
			Exercisable	Unexercisable	Exercisable	Unexercisable
Garry O. Ridge	20,000	$239,000	152,200	19,800	$998,300	$146,520
Michael J. Irwin	2,400	$17,330	75,894	8,910	$801,547	$65,459
Graham P. Milner	5,000	$35,899	77,620	8,580	$767,576	$63,122
Michael L. Freeman	25,000	$219,543	67,100	14,900	$513,629	$56,133
William B. Noble	5,000	$54,235	60,760	9,340	$536,280	$69,195

Supplemental Death and Retirement Benefit Plans

The Company maintains Supplemental Death Benefit Plans for certain key employees. Under the Death Benefit Plan agreements, a participating employee’s designated beneficiary or the employee’s estate will receive a death benefit equal to the employee’s then current base salary in the event of death prior to retirement from the Company. No death benefit is payable if retirement benefits become due upon the employee’s retirement under the Retirement Benefit Plan agreement.

The Company also maintains Supplemental Retirement Benefit Plans for certain key employees. Under the Retirement Benefit Plan agreements, participating employees will receive retirement benefits in the event of the participant’s retirement on or after a designated retirement date. The annual retirement benefit for participating employees will be equal to twenty-five percent (25%) of the employee’s then current base salary, payable in quarterly installments over a period of fifteen years.

All benefits under the plans will be subject to payroll taxes and required withholding for state and federal income taxes as deferred compensation. The benefits are funded by key man life insurance policies purchased and owned by the Company. The Board of Directors determines which key employees will participate in the plans and the amount of benefits payable for each participant. Non-employee directors do not participate in the plans.

Based upon current (2007) base salaries, the death benefits and annual retirement benefits to be provided under the plans to the executive officers named in the Summary Compensation Table above are set forth below. The retirement benefit will not be payable unless the executive officer retires with the Company on or after reaching the specified retirement age. In such event, the actual amount of the annual benefit will be dependent upon the executive’s then current annual salary.

Name	Death Benefit	Annual Retirement Benefit	Retirement Age
Garry O. Ridge	$535,500	$133,875	65
Michael J. Irwin	$266,500	$66,625	65
Graham P. Milner	$238,700	$59,675	65
Michael L. Freeman	$266,500	$66,625	65
William B. Noble	—	$80,299	65

Change of Control Severance Agreements

On February 14, 2006, the Company terminated pre-existing employment agreements with the executive officers named in the Summary Compensation Table above. Each executive officer serves in office at the pleasure of the

Board of Directors. On February 14, 2006, the Company entered into Change of Control Severance Agreements (“Severance Agreements”) with each of the named executive officers and with one additional executive officer. The new Severance Agreements provide that each executive officer will receive certain severance benefits if he is terminated without “Cause” or resigns for “Good Reason”, as those terms are defined in the Severance Agreements, within two years after a “Change of Control” as defined in the Severance Agreements and summarized below. If the executive officer’s employment is terminated during the aforementioned two-year period by the Company without Cause or by the executive officer for Good Reason, the executive officer will be entitled to a lump sum payment (subject to limits provided by reference to Section 280G of the Internal Revenue Code which limits the deductibility of certain payments to executives upon a change in control) of twice the executive officer’s salary, calculated based on the greater of the executive officer’s then current annual salary or a 5-year average, plus twice the executive officer’s bonus compensation, calculated based on the greater of the most recent annual bonus compensation or a 5-year average. Further, any of the executive officer’s stock options and other equity incentive benefits that are not then fully vested will be accelerated and vested in full following such termination of employment within such two-year period and the executive officer will be entitled to continuation of health and welfare benefits under the Company’s then existing benefit plans or equivalent benefits. No employment rights or benefits other than the change of control severance benefits are provided by the Severance Agreements.

For purposes of the Severance Agreements and subject to the express provisions and limitations contained therein, Change of Control means a transaction or series of transactions by which a person or persons acting together acquire more than 30% of the Company’s outstanding shares; a change in a majority of the incumbent members of the Company’s board of directors as specified in the Severance Agreements, a reorganization, merger or consolidation as specified in the Severance Agreements or a sale of substantially all of the assets or complete liquidation of the Company. As specified more particularly in the Severance Agreements, Change of Control does not include a reorganization, merger or consolidation or a sale or liquidation where a majority of incumbent members of the board of directors continue in office and more than 60% of the Company’s pre-transaction shareholders continue to maintain control of the resulting or successor company.

The Severance Agreements have a term of two years, subject to automatic renewal for successive two year periods unless notice of non-renewal is provided by the Company’s board of directors not less than six months prior to the end of the current term. The term of the Severance Agreements will be automatically extended for a term of two years following any Change of Control.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Role and Membership of the Compensation Committee

The Compensation Committee of the Board (the “Committee”) is responsible for setting and administering the policies that govern executive compensation and the stock ownership programs for employees of the Company. The Committee also serves as the Stock Option Committee under the Company’s 1990 Incentive Stock Option Plan. The Committee operates pursuant to a charter that further outlines the specific authority, duties and responsibilities of the Committee. The charter is periodically reviewed and revised by the Committee and the Board and is available on the Company’s website at www.wd40.com under the “Officers & Directors” section.

During the fiscal year ended August 31, 2006, the Compensation Committee was comprised of John C. Adams, Jr. (Chairman), Mario L. Crivello, Richard A. Collato, Linda A. Lang and Gary L. Luick. None of the Committee members is currently or has been at any time an officer or an employee of WD-40 Company. The Committee meets at scheduled times during the year and holds additional meetings from time to time to review and discuss executive compensation issues. The Committee may also consider and take action by written consent. The Committee met four times during fiscal year 2006.

The Company’s Human Resources Department supports the Compensation Committee in its work and in some cases acts pursuant to delegated authority to fulfill various functions in administering the Company’s compensation programs. The Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee with its responsibilities. In accordance with this authority, the Committee directly engages Compensia, Inc. as independent outside compensation consultant to advise the Committee on compensation practices and policies relating to the executive officers. The independent consulting firm does not advise management of the Company, and receives no other compensation from the Company.

Executive Compensation Philosophy

WD-40 Company’s executive compensation program is designed to achieve four primary objectives:

•	Attract and retain executive officers capable of leading WD-40 Company to the fulfillment of its business objectives.

•	Offer competitive compensation opportunities that reward individual contributions and the achievement of key corporate milestones.

•	Align the interests of executive officers and stockholders through long-term equity compensation.

•	Ensure that total compensation is commensurate with the performance and value created for stockholders.

The main components used to support these objectives are base salary, performance incentive, pension/profit sharing and equity compensation (each of which is discussed in detail below). For each of these elements of pay, the Company’s strategy is to examine peer group compensation practices and deliver pay in the 25th to 75th percentile of the peer group with an overarching goal of ensuring an appropriate pay-for-performance alignment.

Peer Group

The peer group the Committee examines to assess the competitiveness of the Company’s executive compensation includes consumer products companies that are in a comparable range with respect to several metrics, principally business strategy, market capitalization, and revenues. The peer group may include some or all of the companies that are included in the market indices in the graph included under “Stock Performance Graph” in this Proxy Statement, labor market competitors and other companies regarded as having executive compensation best practices.

The peer group is reviewed annually by the Committee and adjustments are made as necessary to ensure the group continues to properly reflect the market in which the Company competes for talent. The Committee also reviews annually the executive pay practices and levels of other similarly sized companies as reported in industry surveys and reports from compensation consulting firms. This information is considered when making recommendations for each element of compensation.

Components of Executive Compensation Program

Base Salary

Base salaries for the CEO and executive officers are established at the beginning of each fiscal year. The Compensation Committee approves salaries and other components of compensation for all executive officers other than the CEO. The Committee makes a recommendation to the Board for approval of the CEO’s salary and other components of compensation. Position scope and complexity as well as external market factors are used to determine base salary ranges. Salary changes are based on guidelines established for all employees using individual performance and comparable adjustments from midpoint levels for the various job classifications. After considering the factors listed above, the CEO’s input with respect to the executive officer group (except the CEO), and promotions/changes in responsibilities that took place during the year, the Committee approved and recommended salary increases for fiscal year 2006 that averaged 5% for the executive officers named in the Summary Compensation Table (the actual salaries are reported in the Summary Compensation Table.) The Committee and Board have approved the following salary increases (averaging 6.3%) for the executive officers named in the Summary Compensation Table for fiscal year 2007:

Executive Officer	2006 Base Salary	2007 Base Salary	Percent Increase
Garry O. Ridge	$510,000	$535,500	5.0%
Michael J. Irwin	$250,989	$266,500	6.2%
Graham P. Milner	$227,052	$238,700	5.1%
Michael L. Freeman	$242,634	$266,500	9.8%
William B. Noble	$294,341	$321,200	5.1%

Performance Incentive

The Company uses the Performance Incentive program to tie employee compensation to the Company’s financial performance relative to its annual operating plan. At the beginning of each year, the Board approves specific performance targets for the upcoming year, along with associated weightings and an objective formula for calculation of the Performance Incentive award for all employees, including the executive officers. Each executive officer’s incentive award is based entirely on corporate performance as measured by the Company’s EBITDA (earnings before interest, taxes, depreciation and amortization) on a consolidated basis and for relevant financial reporting segments depending upon the executive officer’s job classification. The Performance Incentive for the Chief Executive Officer and the Chief Financial Officer is also based on return on invested capital. Depending upon performance results, the Performance Incentive bonus can range from 0–100% of base salary for the Chief Executive Officer and from 0–60% of base salaries for other executive officers. In October of the following year and before payment, the Committee reviews the Company’s financial results and confirms calculation of the Incentive Performance awards for each of the executive officers in accordance with the objective criteria established for the program at the beginning of the year. For fiscal year 2006, the executive officers named in the Summary Compensation Table earned a Performance Incentive that was, on average, 64.1% of their total performance incentive opportunity (actual amounts are reported in the Summary Compensation Table.) The CEO received a performance incentive of $319,400 representing 62.7% of his incentive opportunity.

The Board has approved a business plan for fiscal year 2007 which includes the specific performance targets for the Performance Incentive program. There were no changes in the weightings or formulas to be applied in calculating the Performance Incentive program for any of the executive officers for 2007.

Pension and Profit Sharing Plans

Since 1963 the Company has maintained tax qualified Pension and Profit Sharing Plans for the benefit of all full time employees, including executive officers. The Company’s present WD-40 Company Profit Sharing/401(k) Plan provides for mandatory employer contributions for participating employees equal to 10% of their covered compensation and permits discretionary employer contributions up to 5% of their covered compensation. The Plan also allows employees, with 401(k) tax treatment, to defer up to the allowable IRS limits for each calendar year and provides a matching contribution equal to one-half of such amounts deferred, up to a maximum of 3.3% of their covered compensation. In calendar year 2006, covered compensation includes all salary and bonus compensation up to $220,000 and the maximum amount permitted to be contributed to the Plan for an employee, including 401(k) deferrals and employer matching contributions, is $44,000. The Plan serves to provide Company employees with tax-advantaged retirement savings as an additional component of overall compensation. The Company’s contributions to the Plan may be invested by employees in a Company Stock Fund invested in shares of the Company’s common stock.

Equity Compensation

Equity compensation is a critical component to the Company’s efforts to attract and retain executives and key employees, encourage employee ownership in the Company, link pay with performance and align the interests of executive officers with those of stockholders. The Company provides executive officers with a substantial economic interest in the long-term appreciation of the Company’s common stock through the grant of stock options at the beginning of each fiscal year, subject to vesting restrictions. Stock options provide value only if the Company’s stock price increases (which benefits all stockholders), and only if the executive or employee remains with the Company until his or her options vest. The Company’s standard practice is to grant options that vest over a three-year period.

The Company is sensitive to the concerns of its stockholders regarding the dilutive impact of stock options. Accordingly, the Company has designed its option grant practices to reflect an appropriate balance between stockholders’ dilution concerns and the Company’s need to remain competitive by recruiting and retaining high-performing employees.

•	All of the Company’s equity plans have been approved by stockholders.

•	The Company’s aggregate stock granting practices are conservative. For fiscal year 2006, the Board granted options to purchase a total of 215,500 shares to 64 Company employees, including the CEO and executive officers who, as a group, received 69,000 of the total options granted. The options were granted on October 18, 2005 with an exercise price of $27.27 per share.

•	The guidelines for equity grants are structured in consideration of peer group practice with respect to the economic value of equity compensation provided, but also taking company performance against the Company’s internal business plan and compared to the peer group into account.

•	Equity grants to individual executive officers are generally based on Company/individual performance in the preceding year, but also on the expected future contribution and long-term retention of the executive officer.

Due to changes in equity accounting regulations and the related shift in equity compensation practices, the Compensation Committee asked management to conduct a comprehensive review of the Company’s executive and broader employee equity program in 2005 and 2006. The purpose of this review was to determine if the current stock option program: i) supports the Company’s executive/employee attraction and retention initiatives; ii) provides the appropriate incentive to executives and employees to create long-term stockholder value; and iii) serves the best interests of the Company’s stockholders. At this time, the Committee believes that stock options priced at the full fair market value of the Company’s common stock on the date of grant best achieve the objectives stated above. However, the Committee believes that it will be prudent to consider other forms of equity compensation if business conditions and/or competitive practice change.

For fiscal year 2007, the Committee approved the following stock option grants to the executive officers named in the Summary Compensation Table:

Executive Officer	2007 Stock Option Grant
Garry O. Ridge	35,000
Michael J. Irwin	10,000
Graham P. Milner	10,000
Michael L. Freeman	10,000
William B. Noble	10,000

The options were granted on October 17, 2006 with an exercise price of $35.99 per share.

Benefits and Perquisites

The benefits and perquisites offered to the Company’s executive officers are substantially the same as those offered to all employees. The Company provides medical and other benefits to executives that are generally available to other employees, as well as a company car, laptop computer and cellular telephone. Frequent flyer mileage is available to employees for personal use and for upgrades from coach or business class as provided for business travel according to the Company’s travel policies. The Company maintains Supplemental Death and Retirement Plans for certain key employees including all of the executive officers named in the Summary Compensation Table. The plans are described in greater detail under the Executive Compensation section of this Proxy Statement.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code (the “Code”) generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. Compensation that is “performance-based compensation” within the meaning of the Code does not count toward the $1 million limit. The Compensation Committee has determined that ordinary income recognized by the Company’s executive officers as a result of their exercise of stock options granted by the Board under the Company’s 1990 Incentive Stock Option Plan having an exercise price at least equal to the fair market value of the Company’s common stock on the date of grant, qualifies as performance-based compensation as defined under Section 162(m) of the Code. The Company expects that amounts of compensation paid to each of its executive officers in 2006 will not exceed the $1 million limit under Section 162(m) of the Code. The Committee believes it is in the best interests of the Company to have executive officer compensation be fully deductible under Section 162(m). However, the Committee and Board nevertheless retain the discretion to provide compensation that potentially may not be fully deductible to reward performance and/or enhance retention.

Conclusion

The Compensation Committee believes that the Company’s compensation program is consistent with its philosophy and goals for success. Furthermore, the executive officer compensation program is responsible to shareholder interests as evidenced by the Company’s less than 50th percentile overall compensation market position compared to above 60th percentile performance for fiscal year 2006 relative to peers in key measures of revenue growth, operating income growth, EBITDA growth, and growth in market capitalization.

John C. Adams, Jr. (Chairman)

Richard A. Collato

Mario L. Crivello

Linda A. Lang

Gary L. Luick

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company’s Common Shares with the cumulative total return of a Peer Group of consumer product companies, the Standard & Poor’s 500 Composite Stock Index (“S & P 500”), the Standard & Poor’s Small Cap 600 Composite Stock Index (“S & P 600”) and the Russell 2000 Composite Stock Index (“Russell 2000”) for the five fiscal years ending August 31, 2006. The comparison assumes $100 invested on August 31, 2001 in the Company’s Common Shares and in each of the indices.

COMPARISON OF FIVE-YEAR CUMULATIVE RETURNS

WD-40 Company, a Peer Group and the S&P 500 Index, S & P Small Cap 600 Index, Russell 2000 Index.

	Year ended August 31
	2001	2002	2003	2004	2005	2006
WD-40 Company	100.00	131.63	150.13	151.03	156.91	194.83
S & P 500	100.00	82.01	91.90	102.43	115.29	125.53
S & P Small Cap 600	100.00	90.47	111.00	127.50	161.28	172.77
Russell 2000	100.00	84.56	109.15	121.55	149.62	163.63
Peer Group	100.00	121.88	127.20	140.48	153.01	165.38

The Peer Group returns are based upon beginning-of-year market capitalization weighting of the cumulative returns for the following 11 consumer product companies: Alberto-Culver Co., Church & Dwight, Inc., Enesco Group, Inc., Kimball International, Lancaster Colony Corp., La-Z-Boy Chair Co., National Presto Industries, Inc., Oneida Ltd., RPM Inc.-Ohio, Scotts Company and Valspar Corp.

ITEM NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company to audit the consolidated financial statements of the Company for fiscal year 2007. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent accountants at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of Pricewaterhouse-Coopers LLP, the Audit Committee may reconsider its selection.

A majority of the votes of the common stock present or represented at the meeting is required for approval. Broker non-votes will be voted in favor of approval. PricewaterhouseCoopers LLP acted as the Company’s independent registered public accounting firm during the past fiscal year and, unless the Audit Committee appoints new independent accountants, PricewaterhouseCoopers LLP will continue to act in such capacity during the current fiscal year. It is anticipated that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit products and services provided by the independent accountants. These products and services may include audit services, audit-related services, tax services, software and other products or services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The possible effect on the independence of the accountants is considered by the Audit Committee. There is no direct or indirect understanding or agreement that places a limit on current or future years’ audit fees.

Audit Fees

PricewaterhouseCoopers LLP has provided audit services to the Company for each of the past two fiscal years. Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for audit services performed for the Company for the past two fiscal years were $891,000 for the year ended August 31, 2005 and $869,000 for the year ended August 31, 2006.

Audit-Related Fees

Audit-related services consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” No audit-related services were provided during the fiscal years ending on August 31, 2005 and August 31, 2006.

Tax Fees

PricewaterhouseCoopers LLP has provided tax compliance, tax advice, and tax planning services to the Company for each of the past two fiscal years. The tax services provided to the Company by the auditors during each of the fiscal years ended August 31, 2005 and August 31, 2006 consisted of tax return preparation, tax payment-planning services and assistance with tax audits and appeals (to the extent permitted.) The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for tax services performed for the Company for the past two fiscal years were $163,964 for the year ended August 31, 2005 and $35,000 for the year ended August 31, 2006.

All Other Fees

PricewaterhouseCoopers LLP provided access to online research reference material for the fiscal year ending August 31, 2005 and August 31, 2006. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for other services performed for the Company for the past two fiscal years were $3,000 for the year ended August 31, 2005 and $3,000 for the year ended August 31, 2006.

STOCKHOLDER PROPOSALS

Stockholder proposals must be received by the Company no sooner than May 9, 2007 and not later than July 9, 2007 to be included in the Proxy Statement and form of Proxy for the next annual meeting.

By Order of the Board of Directors

Maria M. Mitchell

Secretary

Dated: November 6, 2006

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OR FORMS OF PROXY IN THE ENCLOSED ENVELOPE.

Annual Meeting Admission Ticket
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MR A SAMPLE		000000000.000 ext
DESIGNATION (IF ANY)		000000000.000 ext
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ADD 5
ADD 6		2006 Annual Meeting of WD-40 Company Shareholders

Tuesday, December 12, 2006, 2:00 p.m. PST Mission Valley Hilton, 901 Camino Del Rio South, San Diego, CA 92108

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

☐ Pleasemark this box with an X if your address has changed and print the new address below.	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS)

		C 1234567890	J N T

A Election of Directors - Management recommends a vote FOR the listed nominees.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold

01 - J.C. Adams Jr.	☐	☐	05 - M.L. Crivello	☐	☐	09 - G.O. Ridge	☐	☐

02 - G.H. Bateman	☐	☐	06 - L.A. Lang	☐	☐	10 - N.E. Schmale	☐	☐

03 - P.D. Bewley	☐	☐	07 - G.L. Luick	☐	☐

04 - R.A. Collato	☐	☐	08 - K.E. Olson	☐	☐

B Proposal - Management recommends a vote FOR the following proposal.

	For	Against	Abstain
2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for fiscal year 2007.	☐	☐	☐

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, guardian, corporate officer, etc., please indicate full title.

Date (mm/dd/yyyy)	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

/ /

0 1 0 5 3 0 1	5 U P X	C O Y

Annual Meeting of Shareholders – Tuesday, December 12, 2006 at 2:00 p.m. PST

(Meeting will be webcast in our Investor Relations site at www.wd40.com)

Driving Directions
LOCATION:
Mission Valley Hilton, 901 Camino Del Rio South, San Diego, CA 92108, 619-543-9000

FROM:		**THE HOTEL CAN BE SEEN FROM I-8**
Los Angeles:	I-5 South to I-8 East, exit Mission Center Road	**CAMINO DEL RIO SOUTH RUNS PARALLEL TO I-8**
	Right on Mission Center Road	**PARKING VALIDATION AVAILABLE AT REGISTRATION TABLE**
Right on Camino del Rio South
Riverside:	I-15 South to Highway 163 South to I-8 East, exit Mission Center Road
Right on Mission Center Road
Right on Camino del Rio South
San Diego Airport:	Follow signs to I-5 North to I-8 East, exit Mission Center Road
Right on Mission Center Road
Right on Camino del Rio South

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PLEASE DETACH ALONG PERFORATION AND RETURN THIS CARD IF VOTING BY MAIL.

1061 Cudahy Place, San Diego, CA 92110

This Proxy Is Solicited On Behalf of the Board of Directors

The undersigned, revoking previous proxies for such stock, hereby appoints Neal E. Schmale and Maria Mitchell, and each of them, proxies of the undersigned, with power of substitution to each, to vote all stock of WD-40 Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Mission Valley Hilton, 901 Camino Del Rio South, San Diego, CA 92108, on Tuesday, December 12, 2006 at 2:00 p.m. and at any adjournments thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, and 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be voted on reverse side.)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet
• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Standard Time, on Tuesday, December 12, 2006.

THANK YOU FOR VOTING